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                                                                  Exhibit 23(a)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to Registration Statement No. 33-34930 of B.F. Saul Real Estate Investment Trust (the "Trust") on Form S-2 of our reports dated November 4, 1993, appearing in the Annual Report on Form 10-K and the Annual Report to security holders of the Trust for the year ended September 30, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



STOY, MALONE & COMPANY, P.C.


Bethesda, Maryland
December 27, 1995